Exhibit 11
                         Statement Re: Computation of Per Share Earnings

                                                   Three Months Ended
                                                    January 31, 1998
                                               ----------------------------
                                               1998                    1997
                                               ----                    ----

                                          Basic    Fully          Basic   Fully
                                                  Diluted                Diluted

(in thousands, except per share amount)

Net income.........................      $2,186    $2,186        $1,016   $1,016

Weighted average shares outstanding       6,553     6,553         6,532    6,533

Assumed issuances under stock options                 196                    148
  plans............................
                                         ------    ------        ------   ------
                                          6,553     6,749         6,532    6,681
                                         ------    ------        ------   ------
Earnings per common share                  $.33      $.32          $.16     $.15
                                         ======    ======        ======   ======
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